SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report
(Date of earliest event reported): August 6, 1997
                                  -----------------

               Exact name of
Commission     Registrant                                 IRS Employer
File           as specified          State of             Identification
Number         in its charter        Incorporation        Number
----------     --------------        --------------       --------------

1-11439        ENOVA CORPORATION     California           33-0643023

1-3779         SAN DIEGO GAS &
               ELECTRIC COMPANY      California           95-1184800

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101 ASH STREET, SAN DIEGO, CALIFORNIA                            92101
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(Address of principal executive offices)                     (Zip Code)


                                                        (619) 696-2000
Registrant's telephone number, including area code--------------------


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   (Former name or former address, if changed since last report.)

                                   FORM 8-K

Item 5.  Other Events

     Enova Corporation and Pacific Enterprises, on August 7, 1997, jointly announced an agreement to acquire AIG Trading Corp., a leading natural gas and power marketing firm, for $190 million. Enova and Pacific Enterprises also will commit up to $35 million for certain long-term incentive compensation and retention arrangements. The press release describing the acquisition is attached as Exhibit 99.1.

     The two companies also announced that, after having reviewed the totality of circumstances surrounding the proposed merger involving Enova Corporation and Pacific Enterprises, they remain totally committed to its successful completion. The two companies further agreed to extend the deadline by which they must complete the merger from April 30, 1998 to September 1, 1998. An amendment to the merger agreement made in connection with such extension is attached as Exhibit 10.1.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

10.1 Amendment No. 2, dated as of August 6, 1997, to Agreement and Plan of Reorganization by and among Enova Corporation, Pacific
Enterprises, Mineral Energy Company, G Mineral Energy Sub and B
Mineral Energy Sub, dated as of October 12, 1996.

99.1	Press release dated August 7, 1997.

                                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           ENOVA CORPORATION
                                                   and
                                  SAN DIEGO GAS & ELECTRIC COMPANY
                                             (Registrants)


Date: August 12, 1997			     By: /s/ F.H. Ault
      ----------------                   ---------------------------
                                                   F.H. Ault
                                         Vice President and Controller